Exhibit 8.1

March __, 2008

Board of Directors
Home Federal Mutual Holding Company of Louisiana
Home Federal Bancorp, Inc. of Louisiana (A Federal Corporation)
Home Federal Bancorp, Inc. of Louisiana (A Louisiana Corporation)
Home Federal Savings and Loan Association
624 Market Street
Shreveport, Louisiana  71101-3643

Gentlemen:

You have requested our opinion regarding certain federal income tax consequences of the proposed conversion and reorganization of Home Federal Mutual Holding Company of Louisiana from a mutual holding company structure to a stock holding company structure, pursuant to the Plan of Conversion and Reorganization (the “Plan”) of Home Federal Mutual Holding Company of Louisiana, a federally chartered mutual holding company (“Mutual Holding Company”), Home Federal Bancorp, Inc. of Louisiana, a federally chartered stock form holding company (“Holding Company”), Home Federal Bancorp, Inc. of Louisiana, a Louisiana chartered stock form mid-tier holding company (“Mid-Tier Holding Company”) and Home Federal Savings and Loan Association, a federally chartered stock form savings association  (“Association”), effective as of December 11, 2007.  Unless otherwise defined, all terms used in this letter have the meanings given to them in the Plan.

In providing our opinions expressed below, we have examined the Plan and certain other documents as we deemed necessary in order to provide our opinions.  In our examination, we assumed that original documents were authentic, copies were accurate and signatures were genuine.  We assumed that all parties will comply with the terms and conditions of the Plan, and that the various representations and warranties which have been provided to us are accurate, complete, true and correct.  Accordingly, we express no opinion concerning the effect, if any, of variations from the foregoing.  We specifically express no opinion concerning tax matters relating to the Plan under state and local tax laws.  In addition, we have assumed that (i) the factual statements and representations made by the Mutual Holding Company, the Mid-Tier Holding Company, the Association and the Holding Company (collectively, the “Primary Parties”) in their certificate delivered to us for purposes of this opinion (the “Representations”) are true, complete and correct and will remain true, complete and correct at all times up to and including the consummation of the Conversion and Reorganization, and (ii) the Mid-Tier Holding Company Merger, the Mutual Holding Company Merger and the Association Merger (as defined below) will be completed in accordance with applicable federal and state laws.  If any of the above described assumptions are untrue for any reason or if the Conversion and Reorganization is consummated in a manner that is different from the manner described in the Plan, our opinion as expressed below may be adversely affected.

Board of Directors
Home Federal Mutual Holding Company of Louisiana
Home Federal Bancorp, Inc. of Louisiana (A Federal Corporation)
Home Federal Bancorp, Inc. of Louisiana (A Louisiana Corporation)
Home Federal Savings and Loan Association
March __, 2008

Our opinion is based on current provisions of the Code, Treasury regulations promulgated thereunder, published pronouncements of the Internal Revenue Service (the “Service”) and case law, any of which may be changed at any time with retroactive effect.  Any change in applicable laws or the facts and circumstances surrounding the Conversion and Reorganization, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein.

We are furnishing this opinion in connection with the transactions contemplated by the Plan.

BACKGROUND

On January 18, 2005, Association’s mutual predecessor reorganized from a mutual savings and loan association to become a wholly owned subsidiary of a newly formed mid-tier stock holding company, known as Home Federal Bancorp, Inc. of Louisiana, and on the same date, Home Federal Bancorp, Inc. of Louisiana became a majority-owned subsidiary of a newly formed mutual holding company, known as Home Federal Mutual Holding Company of Louisiana.  The Mid-Tier Holding Company owns 100% of the outstanding shares of Association.

Effective as of December 11, 2007, the Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Association adopted the Plan, providing for the conversion of the Mutual Holding Company from the mutual to stock form of organization, as effectuated pursuant to the integrated transactions described below.

For valid business reasons, the present corporate structure of the Mutual Holding Company and the Association will be changed pursuant to three mergers referred to as the “Mutual Holding Company Merger”, the “Mid-Tier Holding Company Merger,” and the “Association Merger” in order to consummate the Conversion and Reorganization:

Board of Directors
Home Federal Mutual Holding Company of Louisiana
Home Federal Bancorp, Inc. of Louisiana (A Federal Corporation)
Home Federal Bancorp, Inc. of Louisiana (A Louisiana Corporation)
Home Federal Savings and Loan Association
March __, 2008

(i)         The Mid-Tier Holding Company will convert from a federally chartered stock holding company into an interim federal stock savings association (which shall continue to be referred to herein as the “Mid-Tier Holding Company”) and will merge with and into the Association, with the Association as the surviving corporation (the “Mid-Tier Holding Company Merger”), whereby the Mid-Tier Holding Company Common Stock which was previously held by Public Shareholders and the Mutual Holding Company will be automatically converted into stock of the Association upon completion of the Mid-Tier Holding Company Merger.

(ii)        The Mutual Holding Company will convert from a mutual holding company to an interim federal stock savings association and will merge with and into the Association, with the Association being the surviving corporation (the “Mutual Holding Company Merger”) and Depositors of the Association as of certain specified dates set forth in the Plan will be granted interests in a liquidation account to be established by the Association (referred to herein as the “Liquidation Account”).

(iii)       The Holding Company will issue shares of its common stock to the Association and momentarily become a wholly owned, first tier subsidiary of the Association.

(iv)       The Holding Company will form Home Federal Interim Savings Association (“Interim”) as a new, wholly owned first tier subsidiary.

(v)         Immediately following the Mutual Holding Company Merger, Interim will merge with and into the Association, with the Association being the surviving entity (the “Association Merger”).  As a result of the Association Merger, Association Common Stock deemed held by the Public Shareholders as a result of the Mid-Tier Holding Company Merger will be converted into Holding Company common stock, par value $.01 per share (“Holding Company Common Stock”).

(vi)       Simultaneously with the consummation of the Association Merger, the Holding Company will sell the Conversion Stock in the Offerings, as provided in the Plan.

The Liquidation Account shall be maintained for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders, if any, who maintain their Deposit Accounts in the Association after the Conversion and Reorganization.  Pursuant to Section 15 of the Plan, the Liquidation Account will be equal to the percentage of the outstanding shares of the common stock of the Mid-Tier Holding Company owned by the Mutual Holding Company immediately prior to the Mid-Tier Holding Company Merger, multiplied by the Mid-Tier Holding Company’s total shareholders’ equity as reflected in its latest statement of financial condition contained in the final Prospectus utilized in the Conversion and Reorganization.  The function of the liquidation account will be to preserve the rights of certain holders of Deposit Accounts in the Association who maintain such accounts in the Association following the Conversion and Reorganization to a priority to distributions in the unlikely event of a liquidation of the Association subsequent to the Conversion and Reorganization.

Board of Directors
Home Federal Mutual Holding Company of Louisiana
Home Federal Bancorp, Inc. of Louisiana (A Federal Corporation)
Home Federal Bancorp, Inc. of Louisiana (A Louisiana Corporation)
Home Federal Savings and Loan Association
March __, 2008

We note that the subscription rights will be granted at no cost to the recipients, will be legally non-transferable and of short duration, and will provide the recipients with the right only to purchase shares of Holding Company Common Stock at the same price to be paid by members of the general public in any Community Offering, with the price to be paid for the Common Stock being equal to the value determined by an independent appraiser.  We also note that Feldman Financial Advisors, Inc. has issued a letter dated March 10, 2008 stating that the subscription rights will have no ascertainable market value.  In addition, no cash or property will be given to eligible subscribers in lieu of non-transferable subscription rights or to eligible subscribers who fail to exercise such rights.  As a result, at the time the subscription rights are granted, we believe that it is more likely than not that the nontransferable subscription rights to purchase Holding Company Common Stock have no ascertainable value.

As a result of the Association Merger, Association Common Stock deemed held by the Public Shareholders as a result of the Mutual Holding Company Merger will be converted into Holding Company Common Stock based upon an exchange ratio which ensures that the Public Shareholders will own, in the aggregate, approximately the same percentage of the Holding Company Common Stock outstanding upon completion of the Conversion and Reorganization as the percentage of Mid-Tier Holding Company Common Stock owned by them in the aggregate immediately prior to the consummation of the Conversion and Reorganization, exclusive of any shares of the Holding Company Common Stock purchased by Public Shareholders in the Conversion and receipt of cash in lieu of fractional shares.  In addition, the shares of Interim will be converted into shares of Association Common Stock with the result that the Association will become a wholly owned subsidiary of the Holding Company.  The Association will continue to carry on its business and activities as conducted immediately prior to the Conversion and Reorganization.

ANALYSIS AND OPINION

Section 354 of the Code provides that no gain or loss shall be recognized by shareholders who exchange common stock in a corporation, which is a party to a reorganization, solely for common stock in another corporation which also is a party to the reorganization.  Section 356 of the Code provides that shareholders shall recognize gain to the extent they receive money as part of a reorganization, such as money received in lieu of fractional shares.  Section 358 of the Code provides that, with certain adjustments for money received in a reorganization, a holder’s basis in the new stock received shall equal the basis in the common stock which he or she surrendered in the transaction.  Section 1223(1) of the Code states that, where a shareholder receives property in an exchange which has the same basis as the property surrendered, he or she shall be deemed to have held the property received for the same period as the property exchanged, provided that the property exchanged had been held as a capital asset.

Board of Directors
Home Federal Mutual Holding Company of Louisiana
Home Federal Bancorp, Inc. of Louisiana (A Federal Corporation)
Home Federal Bancorp, Inc. of Louisiana (A Louisiana Corporation)
Home Federal Savings and Loan Association
March __, 2008

Section 361 of the Code provides that no gain or loss shall be recognized to a corporation which is a party to a reorganization on any transfer of property pursuant to a plan of reorganization.  Section 362 of the Code provides that if property is acquired by a corporation in connection with a reorganization, then the basis of such property shall be the same as it would be in the hands of the transferor immediately prior to the transfer.  Section 1223(2) of the Code states that where a corporation has a carryover basis in property received from another corporation which is a party to a reorganization, the holding period of such assets in the hands of the acquiring corporation shall include the period for which such assets were held by the transferor, provided that the property  transferred had been held as a capital asset.  Section 1032 of the Code states that no gain or loss shall be recognized by a corporation on the receipt of property in exchange for common stock.

Section 368(a)(1)(F) of the Code provides that a mere change in identity, form or place or organization, however effected, is a reorganization.  When the Mutual Holding Company converts to an interim federal stock savings association, the changes at the corporate level will be insubstantial.  Similarly, when the Mid-Tier Holding Company converts to an interim federal stock savings association, the changes at the corporate level will be insubstantial.  In addition, Rev. Rul. 80-105 provides that the conversion of a federal mutual savings and loan association to a state or federal stock savings and loan association, and the conversion of a state-charted mutual savings and loan association to a stock savings and loan association in the same state are reorganizations under Section 368(a)(1)(F) of the Code.  Therefore, the change in the form of operation of the Mutual Holding Company and the Mid-Tier Holding Company should constitute reorganizations within the meaning of Section 368(a)(1)(F) of the Code.

Section 368(a)(1)(A) of the Code defines the term “reorganization” to include a “statutory merger or consolidation” of corporations.  Section 368(a)(2)(E) of the Code provides that a transaction otherwise qualifying as a merger under Section 368(a)(1)(A) shall not be disqualified by reason of the fact that common stock of a corporation which before the merger was in control of the merged corporation, is used in the transaction if (i) after the transaction, the corporation surviving the merger holds substantially all of its properties and the properties of the merged corporation; and (ii) the former shareholders of the surviving corporation exchanged, for an amount of voting common stock of the controlling corporation, an amount of common stock in the surviving corporation which constitutes control of such corporation.

Board of Directors
Home Federal Mutual Holding Company of Louisiana
Home Federal Bancorp, Inc. of Louisiana (A Federal Corporation)
Home Federal Bancorp, Inc. of Louisiana (A Louisiana Corporation)
Home Federal Savings and Loan Association
March __, 2008

In order to qualify as a reorganization under Section 368(a)(1)(A), a transaction must constitute a merger or consolidation effected pursuant to the corporation laws of the United States or a state.  The Mid-Tier Holding Company Merger, the Mutual Holding Company Merger and the Association Merger will be consummated in accordance with applicable federal laws.

In addition, a transaction qualifying as a reorganization under Section 368(a)(1)(A) of the Code must satisfy the “continuity of interest doctrine” which requires that the continuing common stock interest of the former owners of an acquired corporation, considered in the aggregate, represents a “substantial part” of the value of their former interest and provides them with a “definite and substantial interest” in the affairs of the acquiring corporation or a corporation in control of the acquiring corporation.  Helvering v. Minnesota Tea Co., 296 U.S. 378 (1935); Southwest Natural Gas Co. v. Comm’r., 189 F.2d 332 (5th Cir. 1951). cert. denied 342 U.S. 860 (1951).

As a result of the Mid-Tier Holding Company Merger, the Public Shareholders of the Mid-Tier Holding Company will receive an interest in the Association which will subsequently be converted into an interest in the Holding Company.  Consequently, the continuity of interest doctrine should be satisfied with regard to the Mid-Tier Holding Company Merger.

With regard to the Mutual Holding Company Merger, the Mutual Holding Company, as a federally chartered mutual holding company, does not have shareholders and has no authority to issue capital stock.  Prior to the Mutual Holding Company Merger, certain depositors in the Association have both a deposit account in the institution and a pro rata inchoate proprietary interest in the net worth of the Mutual Holding Company based upon the balance in his or her deposit account in the Association, which interest may only be realized in the event of a liquidation of the Mutual Holding Company.  However, this inchoate proprietary interest is tied to the depositor’s account and has no tangible market value separate from such deposit account.  A depositor who reduces or closes his or her deposit account receives a portion or all of the balance in the account but nothing for his or her ownership interest in the net worth of the Mutual Holding Company, which is lost to the extent that the balance in the account is reduced.

In accordance with the Plan, certain Depositors will receive interests in the Liquidation Account established at the Association in recognition of or in exchange for their inchoate proprietary interests in the Mutual Holding Company.  Although the Liquidation Account will not allow the Depositors the right to vote or the right to pro rata distributions of earnings, they will be entitled to share in the distribution of assets upon a liquidation of the Association.  The Depositors’ liquidation interests in the Association are substantially similar to their current ownership interest (a liquidation interest) in the Mutual Holding Company.  Such payments to be received as a result of an interest in the Liquidation Account are not guaranteed and can only be received by Depositors who continue to maintain deposit accounts in the Association following the Mutual Holding Company Merger.  Therefore, it would seem that the exchange of the Depositors’ equity interests in the Mutual Holding Company for Liquidation Account interests should not violate the continuity of interest requirement of Section 1.368-1(b) of the Treasury Regulations.  In addition, in PLR 200115027, the Service held on facts which are substantially identical to those described above, that the continuity of interest doctrine was satisfied.  Although a private letter ruling cannot be cited as precedent, it is illustrative of the Service’s position on an issue.

Board of Directors
Home Federal Mutual Holding Company of Louisiana
Home Federal Bancorp, Inc. of Louisiana (A Federal Corporation)
Home Federal Bancorp, Inc. of Louisiana (A Louisiana Corporation)
Home Federal Savings and Loan Association
March __, 2008

As a result of the Association Merger, the Public Shareholders of the Association will receive a continuing interest in their proportionate share of the Holding Company, which will be the sole shareholder of the Association.  Consequently, the continuity of interest doctrine should be satisfied with regard to the Association Merger.

One of the requirements of Section 368(a)(2)(E) of the Code is that, subsequent to the transaction, the corporation surviving the merger must hold substantially all of its properties and the properties of the merged corporation.  The Association has represented in the Representations that, following the Association Merger, it will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets, and at least 90% of the fair market value of Interim’s  gross assets held immediately prior to Association Merger.  Based upon the Representations, the Association will clearly satisfy this requirement of Code Section 368(a)(2)(E).

Pursuant to Code Section 368(a)(2)(E), the Holding Company must also acquire control of the Association in the Association Merger.  Control is defined as at least 80% of the total combined voting power of all classes of stock entitled to vote, and at least 80% of the total number of shares.  Subsequent to the Association Merger, the Holding Company will hold all of the Association stock.  We believe the Liquidation Account should be disregarded in determining whether the Holding Company acquires control of the Association in the Association Merger.  The Service’s analysis in PLR 9510044 supports this conclusion.  PLR 9510044 involved the conversion of a mutual holding company from mutual stock form and a subsequent merger of the mutual holding company into a stock savings bank with the savings bank surviving. The stock of the savings bank held by the mutual holding company was extinguished and members of the mutual holding company were granted interests in a liquidation account established at the savings bank.  Subsequent thereto, the savings bank engaged in a typical reorganization under Section 368(a)(2)(E) of the Code to create a holding company structure identical to the structure of the Association subsequent to the Association Merger.  The Service held that the liquidation interests in the savings bank (as well as stock previously held by the mutual holding company in the savings bank) were to be disregarded in determining whether control of the savings bank was obtained by the holding company in accordance with Section 368(c) of the Code.

Board of Directors
Home Federal Mutual Holding Company of Louisiana
Home Federal Bancorp, Inc. of Louisiana (A Federal Corporation)
Home Federal Bancorp, Inc. of Louisiana (A Louisiana Corporation)
Home Federal Savings and Loan Association
March __, 2008

Based upon the forgoing, and assuming the Mid-Tier Holding Company Merger, the Mutual Holding Company Merger and the Association Merger are consummated as described herein and in the Plan, we are of the opinion that:

1.          The change in the form of operation of the Mutual Holding Company to an interim federal stock savings association and the change in the form of operation of the Mid-Tier Holding Company to an interim federal stock savings association constitute reorganizations under Section 368(a)(1)(F) of the Code.  The Mid-Tier Holding Company Merger and the Mutual Holding Company Merger each qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code. The Mutual Holding Company, the Mid-Tier Holding Company and the Association each will be a party to a “reorganization” as defined in Section 368(b) of the Code.

2.          The Mutual Holding Company and the Mid-Tier Holding Company will recognize no gain or loss pursuant to the Mid-Tier Holding Company Merger and the Mutual Holding Company Merger.

3.          No gain or loss will be recognized by the Association upon the receipt of the assets of the Mutual Holding Company and the Mid-Tier Holding Company in the Mid-Tier Holding Company Merger and the Mutual Holding Company Merger, respectively.

4.          The Association Merger qualifies as a reorganization within the meaning of Section 368(a)(2)(E) of the Code.  The Association, the Holding Company and Interim will each be a party to the reorganization as defined in Section 368(b) of the Code.

5.          No gain or loss will be recognized by Interim upon the transfer of its assets to the Association pursuant to Association Merger.

6.          No gain or loss will be recognized by the Association upon the receipt of the assets of Interim.

Board of Directors
Home Federal Mutual Holding Company of Louisiana
Home Federal Bancorp, Inc. of Louisiana (A Federal Corporation)
Home Federal Bancorp, Inc. of Louisiana (A Louisiana Corporation)
Home Federal Savings and Loan Association
March __, 2008

7.          No gain or loss will be recognized by the Holding Company upon the receipt of the Association stock solely in exchange for the Holding Company Common Stock.

8.          No gain or loss will be recognized by the Mid-Tier Holding Company Public Shareholders upon the receipt of the Holding Company Common Stock.

9.          The basis of the Holding Company stock to be received by the Public Shareholders will be the same as the basis of the Mid-Tier Holding Company Common Stock surrendered before giving effect to any payment of cash in lieu of fractional shares.

10.        The holding period of the Holding Company Common Stock to be received by the Public Shareholders will include the holding period of the Mid-Tier Holding Company Common Stock, provided that the Mid-Tier Holding Company Common Stock was held as a capital asset on the date of the exchange.

11.        No gain or loss will be recognized by the Holding Company upon the sale of the Holding Company Common Stock to investors.

12.        It is more likely than not that the Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors will not recognize gain upon the issuance to them of: (i) withdrawable savings accounts in the Association following the Conversion and Reorganization, (ii) the Liquidation Account interests at the Association, and (iii) nontransferable subscription rights to purchase Conversion Stock.

13.        The tax basis to the holders of Conversion Stock purchased in the Offerings will be the amount paid therefor, and the holding period for such shares will begin on the date of exercise of the subscription rights if purchased through the exercise of subscription rights.  If purchased in the Community Offering, the holding period for such stock will begin on the day after the date of purchase.  The tax basis of the Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors interest in: (i) the depositors’ deposit accounts in the Association immediately after the Conversion and Reorganization will be the same as the basis of their deposit accounts immediately prior to the Conversion; and (ii) the tax basis in the liquidation account will be zero.

We note, however, that the issue of whether or not the subscription rights have value is dependent upon all of the facts and circumstances that occur.  We further note that in PLR 9332029, the Service was requested to address the federal tax treatment of the receipt and exercise of non-transferable subscription rights in another conversion, and the Service declined to express any opinion.  If the non-transferable subscription rights to purchase Holding Company Common Stock are subsequently found to have an ascertainable market value greater than zero, income may be recognized by various recipients of the non-transferable subscription rights (in certain cases, whether or not the rights are exercised) and the Mutual Holding Company, Mid-Tier Holding Company and/or the Association may be taxed on the distribution of the non-transferable subscription rights under Section 311 of the Code.  In this event, the nontransferable subscription rights may be taxed partially or entirely at ordinary income tax rates.

Board of Directors
Home Federal Mutual Holding Company of Louisiana
Home Federal Bancorp, Inc. of Louisiana (A Federal Corporation)
Home Federal Bancorp, Inc. of Louisiana (A Louisiana Corporation)
Home Federal Savings and Loan Association
March __, 2008

CONSENT

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-1 (“Form S-1) to be filed by the Holding Company with the Securities and Exchange Commission, as an exhibit to the Mutual Holding Company’s Application for Conversion on Form AC to be filed with the OTS (“Form AC”), and the holding company application on Form H-(e)1-S to be filed by the Holding Company with the OTS (“Form H-(e)1-S”), and to the references to our firm in the Prospectus which is part of the Form S-1, the Form AC and the Form H-(e)1-S.

ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

By:
D. Max Seltzer, a Partner